Exhibit (g)(3)

AB ACTIVE ETFs, INC.

1345 Avenue of the Americas

New York, NY 10105

August ___, 2023

State Street Bank and Trust Company

1 Congress Street, Suite 1

Boston, MA 02114-2016

Attention: Ted Duggan - Senior Vice President

Re: AB ACTIVE ETFs, INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the Fund has established five new portfolios series known as:

-AB Conservative Buffer ETF

-AB Corporate Bond ETF

-AB Core Plus Bond ETF

-AB Tax-Aware Intermediate Municipal ETF

-AB Tax-Aware Long Municipal ETF

        (each, a “Portfolio”, together the “Portfolios”).

In accordance with Section 29.15.2 of the Custody Agreement dated as of July 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto.

In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

AB ACTIVE ETFs, INC.

By:
Name:
Title:	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:	, Duly Authorized
Effective Date:

Appendix A ETF Clients

Fund Name	Jurisdiction of Formation
AB Active ETFs, Inc.
AB Ultra Short Income ETF	Maryland
AB Tax-Aware Short Duration Municipal ETF	Maryland
AB Disruptors ETF	Maryland
AB US High Dividend ETF	Maryland
AB US Low Volatility Equity ETF	Maryland
AB High Yield ETF	Maryland
AB US Large Cap Strategic Equities ETF	Maryland
AB Conservative Buffer ETF	Maryland
AB Corporate Bond ETF	Maryland
AB Core Plus Bond ETF	Maryland
AB Tax-Aware Intermediate Municipal ETF	Maryland
AB Tax-Aware Long Municipal ETF	Maryland